Exhibit 32.1

WRITTEN STATEMENT OF THE CHIEF EXECUTIVE OFFICER

Pursuant to 18 U.S.C. Section 1350

As adopted pursuant to section 906 of the Sarbanes-Oxley act of 2002

Solely  for  the  purposes  of  complying  with  18  U.S.C.  s.1350  as  adopted  pursuant  to section  906  of  the  Sarbanes-Oxley  act  of  2002,  I,  the  undersigned  Chief  Executive

Officer  of  iGambit  Inc.  (the  “Company”),  hereby  certify,  based  on  my  knowledge,  that the  Quarterly  Report  on  Form  10-Q  of  the  Company  for  the  quarter  ended  March  31,

2013,   (the   “Report”)   fully   complies   with   the   requirements   of   Section   13(a)   of   the

Securities  Exchange  Act  of  1934  and  that  information  contained  in  the  Report  fairly presents,  in  all  material  respects,  the  financial  condition  and  results  of  operations  of  the

Company.

May 14, 2014

/s/ John Salerno

Chief Executive Officer

(Principal Executive Officer)